Exhibit 5.2

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
March 4, 2011
Board of Directors
Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Ladies and Gentlemen:
     We have acted as special counsel to Key Energy Services, Inc., a Maryland corporation (“Key Energy”), and Key Energy Services, LLC, a Texas limited liability company (“KES”), Key Energy Services California, Inc., a Texas corporation (“KEC”), Key Energy Services (Mexico), LLC, a Delaware limited liability company (“KES (Mexico)”), Misr Key Energy Investments, LLC, a Delaware limited liability company (“Misr KEI”), Misr Key Energy Services, LLC, a Delaware limited liability company (“Misr KES”) and Key Energy Mexico, LLC, a Delaware limited liability company (“KEM” and together with KES, KEC, KES (Mexico), Misr KEI and Misr KES, the “Guarantors,” and collectively with Key Energy, the “Companies”), in connection with the issuance and sale by the Issuer of $475,000,000 aggregate principal amount of its 6.750% Senior Notes due 2021 (the “Notes”), which Notes are being sold to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated March 1, 2011 (collectively, the “Underwriting Agreement”) among (i) the Issuer, (ii) the subsidiaries of the Issuer listed in Annex I thereto (the “Guarantors”) and (iii) the Underwriters. The Notes are being issued pursuant to the Indenture dated as of March 4, 2011 (the “Base Indenture”) among the (i) Issuer, (ii) the Guarantors and (iii) The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of March 4, 2011 (the “Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee (the Base Indenture, as amended and supplemented by the Supplemental Indenture, being referenced herein as the “Indenture”), and the Notes are being guaranteed by the Guarantors, pursuant to guaranties included in the Indenture.
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (i) the Registration Statement on Form S-3 (File No. 333-172532) relating to securities to be issued by the Issuer from time to time, including the Notes, filed by the Issuer, under the Securities Act with the Securities and Exchange Commission (the “SEC”) on March 1, 2011, and including the base prospectus included in such registration statement (the “Base Prospectus”) and the other information set forth in the

Board of Directors
Key Energy Services, Inc.
March 4, 2011

Incorporated Documents (as defined below) and incorporated by reference in such registration statement and therefore deemed to be a part thereof (such registration statement at the time it became effective and including the Base Prospectus and such other information incorporated by reference in such registration statement, being referred to herein as the “Registration Statement”);
     (ii) the preliminary prospectus supplement dated March 1, 2011, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act;
     (iii) the prospectus supplement dated March 1, 2011, relating to the Notes in the form filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations;
     (iv) each of the Issuer’s reports that have been filed with the SEC and are incorporated by reference in the Registration Statement (the “Incorporated Documents”);
     (v) the executed Underwriting Agreement;
     (vi) the executed Base Indenture;
     (vii) the executed Supplemental Indenture;
     (viii) the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $475,000,000, representing the Notes purchased and sold pursuant to the Underwriting Agreement;
     (ix) the Certificate of Formation of KES, certified by the Secretary of State of the State of Texas on February 25, 2011, and certified by the Secretary of KES as presently in effect and as in effect at the time of the adoption of the resolutions of the sole manager of KES referred to below;
     (x) the Limited Liability Company Agreement of KES, certified by the Secretary of KES as presently in effect and as in effect at the time of the adoption of the resolutions of the sole manager of KES referred to below;
     (xi) a copy of certain resolutions of the sole manager of KES adopted on February 25, 2011, certified by the Secretary of KES;
     (xii) certificates from the Secretary of State of the State of Texas, dated February 25, 2011 and the Office of the Comptroller of the State of Texas, dated February 25, 2011, as to the good standing and legal existence under the laws of the State of Texas of KES;
     (xiii) the Certificate of Formation of KEC, certified by the Secretary of State of the State of Texas on February 25, 2011 and certified by the Secretary of KEC as

Board of Directors
Key Energy Services, Inc.
March 4, 2011

presently in effect and as in effect at the time of the adoption of the resolutions of the sole director of KEC referred to below;
     (xiv) the Bylaws of KEC, certified by the Secretary of KEC as presently in effect and as in effect at the time of the adoption of the resolutions of the sole director of KEC referred to below;
     (xv) a copy of certain resolutions of the sole director of KEC adopted on February 25, 2011, certified by the Secretary of KEC;
     (xvi) certificates from the Secretary of State of the State of Texas, dated February 25, 2011 and the Office of the Comptroller of the State of Texas, dated February 25, 2011, as to the good standing and legal existence under the laws of the State of Texas of KEC;
     (xvii) the Certificate of Formation of KES (Mexico), certified by the Secretary of State of the State of Delaware on February 25, 2011 and certified by the Secretary of KES (Mexico) as presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of KES (Mexico) referred to below;
     (xviii) the Limited Liability Company Agreement of KES (Mexico) presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of KES (Mexico) referred to below;
     (xix) a copy of certain resolutions of the sole manager of KES (Mexico) adopted on February 25, 2011, certified by the Secretary of KES (Mexico);
     (xx) certificates from the Secretary of State of the State of the Delaware, dated February 25, 2011, as to the good standing and legal existence under of the laws of the State of Delaware of KES (Mexico);
     (xxi) the Certificate of Formation of Misr KEI, certified by the Secretary of State of the State of Delaware on February 25, 2011 and certified by the Secretary of Misr KEI as presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of Misr KEI referred to below;
     (xxii) the Limited Liability Company Agreement of Misr KEI presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of Misr KEI referred to below;
     (xxiii) a copy of certain resolutions of the sole member of Misr KEI adopted on February 25, 2011, certified by the Secretary of Misr KEI;

Board of Directors
Key Energy Services, Inc.
March 4, 2011

     (xxiv) certificates from the Secretary of State of the State of the Delaware, dated February 25, 2011, as to the good standing and legal existence under of the laws of the State of Delaware of Misr KEI;
     (xxv) the Certificate of Formation of Misr KES, certified by the Secretary of State of the State of Delaware on February 25, 2011 and certified by the Secretary of Misr KES as presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of Misr KES referred to below;
     (xxvi) the Limited Liability Company Agreement of Misr KES presently in effect and as in effect at the time of the adoption of the resolutions of the sole member of Misr KES referred to below;
     (xxvii) a copy of certain resolutions of the sole member of Misr KES adopted on February 25, 2011, certified by the Secretary of Misr KES;
     (xxviii) certificates from the Secretary of State of the State of the Delaware, dated February 25, 2011, as to the good standing and legal existence under of the laws of the State of Delaware of Misr KES;
     (xxix) the Certificate of Formation of KEM, certified by the Secretary of State of the State of Delaware on February 25, 2011 and certified by the Secretary of KEM as presently in effect and as in effect at the time of the adoption of the resolutions of the sole manager of KEM referred to below;
     (xxx) the Limited Liability Company Agreement of KEM presently in effect and as in effect at the time of the adoption of the resolutions of the sole manager of KEM referred to below;
     (xxxi) a copy of certain resolutions of the sole manager of KEM adopted on February 25, 2011, certified by the Secretary of KEM;
     (xxxii) certificates from the Secretary of State of the State of Delaware, dated February 25, 2011, as to the good standing and legal existence under of the laws of the State of Delaware of KEM;
     (xxxiii) the originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and other certificates of public officials, officers and representatives of the Companies and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of

Board of Directors
Key Energy Services, Inc.
March 4, 2011

all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, except as set forth below with respect to the Guarantors, such documents constitute valid and binding obligations of such parties.
     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Notes and the Indenture (in the forms examined by us) have been duly executed by the Issuer, and the Notes have been authenticated, issued and delivered by the Trustee in accordance with the terms of the Indenture:
          1. The Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.
          2. The Indenture will constitute a valid and binding obligation of the Issuer and each of the Guarantors, enforceable against each of them in accordance with its terms, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.
          3. The guaranties of the Notes included in the Indenture will constitute valid and binding obligations of each of the Guarantors, enforceable against the Guarantors in accordance with the terms of the Indenture, under the applicable laws of the State of New York, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyance or transfers), moratorium, reorganization or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in

Board of Directors
Key Energy Services, Inc.
March 4, 2011

a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of reasonableness, good faith, materiality and fair dealing.
     In rendering the opinions set forth above, we have assumed, without independent investigation, that (i) each of the parties to the Underwriting Agreement, the Indenture and the Notes is duly organized or formed and (other than the Guarantors) validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) the execution and delivery of the Underwriting Agreement, the Indenture and the Notes, and the incurrence and performance of the obligations of the parties thereto do not and will not contravene, breach, violate or constitute a default under the organizational documents (other than the Guarantors) or any agreement or instrument to which any such party or its properties is subject.
     We express no opinion other than as to the applicable laws of the United States of America to the extent specifically referred to herein, and the applicable laws of the State of New York, the applicable laws of the State of Texas, the Delaware General Corporation Law and the Delaware Limited Liability Act. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.
     This opinion is furnished to you in connection with the filing by the Issuer of a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Andrews Kurth LLP